                                                              Stena AB (publ.)
                                                              SE-405 19 Goteborg
                                                              Sweden

Goteborg 20 December 2004

RE: STENA AB (PUBL) - 7 % SENIOR NOTES DUE 2016

Ladies and Gentlemen:

We have acted as special Swedish counsel to Stena AB (publ), a Swedish corporation (the "Company"), in connection with the public offering of USD
250,000,000 aggregate principal amount of the Company's 7 % Senior Notes due
2016 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 7 % Senior Notes due 2016 of the Company (the
"Original Notes") issued under an indenture dated as of November 23, 2004 (the
"Indenture") between the Company and JPMorgan Chase Bank N.A., as Trustee (the
"Trustee), as contemplated by the Registration Rights Agreement dated as of
November 23, 2004 by and among the Company, J.P.Morgan Securities Inc.,
Citigroup Global Markets Inc. (the "Registration Rights Agreement").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)           the Registration Statement of the Company on Form-F-4 to be filed by the Company with the Securities and Exchange Commission (the
              "Commission") on the date hereof under the Securities Act of 1933
              (the "Act") (the "Registration Statement");

(ii)          an executed copy of the Registration Rights Agreement;

(iii)         an executed copy of the Indenture;

(iv)          the Articles of Association of the Company, as presently in effect;

(v)           certain resolutions of the Board of Directors of the Company relating to among other things, the Exchange Offer, the offer and issuance of the Exchange Notes, the Indenture and related matters, dated November 15 and November 22, 2004 (the "Resolutions");

(vi)          a power of attorney executed by Dan Sten Olsson and Staffan
              Hultgren dated November 22, 2004;

(vii)         the form T-1 of the Trustee filed as an exhibit to the
              Registration Statement; and

(viii)        the form of the global note to be used to represent the Exchange
              Notes.

This opinion relates only to Swedish law as it exists at the date hereof and assumes

1.            the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents;

2.            in relation to documents executed or to be executed by parties other than the Company that such parties had or will have the power, corporate or other, to enter into and perform all
              obligations thereunder and we have also assumed the due
              authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof;

3.            that the Registration Statement will be declared effective under the Securities Act of 1933, as amended;

4.            that the Company has complied with all aspects of applicable laws of jurisdictions other than Swedish law in connection with the issuance and sale of the Exchange Notes. We have further assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

As to any facts material to the opinions expressed herein, which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein we are of the opinion that when the
Exchange Notes (in the form referred to above) have been duly executed and authenticated in accordance with the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefore in accordance with the laws of the United
States of America and the State of New York and the terms of the Exchange Offer, the Exchange Notes will according to Swedish law constitute valid and legally binding obligations of the Company.

The opinion set forth above is subject to the following reservations:

(i)           we express no opinion as to any law other than Swedish law and none of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except Sweden.
              Where an obligation is to be performed in a jurisdiction other than Sweden, the Courts of Sweden may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction;

(ii)          we express no opinion as to the availability of equitable
              remedies, such as specific performance or injunctive relief, or as to any matters which are within the discretion of the Courts of
              Sweden such as the award of costs and questions related to jurisdiction;

(iii)         our opinion as regards the binding effect of the obligations of the Company under the Exchange Notes is subject to any limitations arising from bankruptcy, liquidation, reorganisation or any other laws or other legal procedures affecting generally the enforcement of creditor's rights including special rules to the effect that an act concluded prior to the petition for bankruptcy may be avoided;

(iv)          under Swedish law a power of attorney or the appointment of an agent can be revoked at any time;

(v)           the enforcement of the rights of a party may be limited by general time bar provisions or the doctrine of laches;

(vi)          under Swedish law the courts are by statute given express powers to set aside or modify contractual stipulations which, if applied, should lead to a result which the Court finds unconscionable.
              Where any party to an agreement is vested with a discretion or may determine a matter in its opinion, Swedish law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds and a provision that a certain determination is conclusive and binding will not prevent judicial inquiry into the merits of any claim by an aggrieved party.

We hereby consent to the filing of this opinion with the Registration Statement and to the references to ourselves under the captions "Legal Matters" and
"Service of Process and Enforcement of Civil Liabilities" in the Registration
Statement.

This opinion is confined to Swedish law and issued on the basis that it will be construed in accordance with the provisions of the laws of Sweden and will not give rise to any action in any other jurisdiction.

We assume no obligation to inform you of any changes in the foregoing subsequent to the date set forth in the beginning of this letter and this letter speaks only as of such date.

Yours sincerely,

WISTRAND ADVOKATBYRA GOTEBORG KB

/s/ Anne-Marie Pouteaux                          /s/ Lave Beck-Friis

Anne-Marie Pouteaux                              Lave Beck-Friis